Confidential Treatment Requested. Confidential portions of this documents have been redacted and separately filed with the Commission.

***** Confidential material redacted and filed separately with the Commission.

Date: January 25, 1998

Yeda Research and Development Co. Ltd. Rehovot

Dear Sirs,

Re:  Amendment No. 2 to Research and Licence Agreement dated April 7, 1983
(“the Agreement”) as amended on August 31, 1885, “Amendment No. 1”)

We set out below the amendments to the Agreement (as already amended by Amendment No. 1) and to Amendment No. 1 agreed between Yeda Research and Development Co. Ltd. (“Yeda”) and XTL Biopharmaceuticals, Ltd. (“the Corporation”) following discussions between the parties conducted at the Corporation’s request:

1.	Clause 13(b)(i) of the Agreement shall be and is hereby replaced by the following:

"(i)	(A)
      Yeda may terminate this Agreement by giving written notice to that effect to the Corporation if the aggregate of the royalties due to Yeda (x) under Paragraph 2.1.1 of - the letter agreement between the parties dated August 31, 1995 (and amended on January 25, 1998) amending this Agreement (hereinafter ‘the Amendment’) and (y) under Paragraph 2.1.2 of the Amendment on Third Party Sales Receipts (as such expression is defined below), (hereinafter collectively ‘Product Sale Royalties’) and actually paid to Yeda on due date in respect of the ***** of the term of the Licence shall be less than ***** United States Dollars) (hereinafter in this subparagraph (A) ‘the Default Year’), UNLESS the Corporation shall have proved to Yeda’s reasonable satisfaction within ***** that the Corporation and/or Collaboration Partners (as such expression is defined below) have spent at least ***** in the Default Year in funding the cost of the activities described in Clause 8(b) above (hereinafter ‘Development Activities’) towards commercialisation of pharmaceutical products in respect of the sale of which Yeda is entitled to royalties under. Paragraph 2.1.1 of Amendment No. 1 and/or on the sale of which there have been calculated Third Party Sale Receipts (hereinafter collectively ‘Yeda Royalty Bearing Products’). Yeda shall give. any such notice of termination within ***** days of the end of the Default Year.

‘Collaboration Partner’ shall mean an entity providing funding for the said Development Activities to the Corporation or on its behalf pursuant to an agreement between the Corporation and such entity whereby a sublicence has been granted to such entity with Yeda’s consent in accordance with Paragraph 7(c) above. ‘Third Party Sale Receipts’ shall mean amounts received by XTL from third- parties on which Yeda is entitled to a royalty pursuant to Paragraph 2.1.2 of the Amendment and which are calculated on sales of pharmaceutical products by such third parties;

(B)
If the aggregate payment due to Yeda on Product Sale Royalties and actually made to Yeda in respect of the ***** of the term of the Licence shall be less than ***** United States Dollars) (hereinafter in this Subparagraph (B) ‘the Default Year’), the Corporation shall pay Yeda within 30 (thirty) days of the end of the Default Year, the amount by which the Product Sale Royalties actually paid to Yeda in respect of the Default Year shall be less than ***** (hereinafter in this subparagraph (B) ‘the Shortfall Amount’). Payment of the Shortfall Amount (except to the extent that, it represents payments due and payable to Yeda in respect of the Product Sale Royalties other than pursuant to this subparagraph (B)) shall be fully credited against future Product Sale Royalties becoming due to Yeda but shall not be refundable in any event.

***** Confidential material redacted and filed separately with the Commission.

It is agreed, without, derogating from Yeda's rights to other or additional relief and remedies, including the right to sue for the Shortfall Amount, that failure to make the Shortfall Payment as aforesaid shall entitle Yeda to terminate this Agreement by giving written notice of termination to the Corporation within ***** of the end of the Default Year.

(C)
If the aggregate payment due to Yeda as Product Sale Royalties and actually paid to Yeda in respect of the ***** year of the term of the Licence shall be less than US ***** US Dollars) (hereinafter in this subparagraph (C) ‘the Default Year’), Yeda shall be entitled to, terminate the Agreement by service of written notice to that effect on the Corporation, unless (x) the Corporation shall pay Yeda by no later than ***** from the end of the Default Year, the amount by which the Product Sale Royalties actually paid to Yeda in respect of such year shall be less than US $***** (hereafter in this subparagraph (C) ‘the Shortfall Amount’) and (y) sales of Yeda Royalty Bearing Products shall have commenced before or during that year or the Corporation shall have demonstrated to Yeda’s reasonable satisfaction that regulatory approval for sale of a Yeda Royalty Bearing Product in the US or a major European country has been requested before or during the said year and that the Corporation has taken every reasonable, lawful action possible in that year to expedite grant of such approval. Payment of the Shortfall Amount (except to the extent that it represents payments due and payable to Yeda in respect of Product Sales Royalties other than pursuant to this subparagraph (C)) shall be fully credited against future Product Sale Royalties becoming due to Yeda but shall not be refundable in any event. Yeda shall give any such notice of termination within ***** days of the end of the Default Year.

(D)
If the aggregate payment due to Yeda as Product Sale Royalties and actually paid to Yeda on due date in respect of the ***** shall be less than US ***** US Dollars) (hereinafter in this subparagraph (D) ‘the Default Year’), Yeda shall be entitled to terminate the Agreement by service of written notice to that effect on the Corporation within ***** days of the end of the Default Year.

(E)
If commercial exercise of the Licence by way of sale of Yeda Royalty Bearing Products, once commenced, shall cease thereafter for a period of ***** consecutive months or more, Yeda shall be entitled to terminate the Agreement by service of written notice to that effect on the Corporation within 60 days of the end of such period and, unless sales of Yeda Royalty Bearing Products shall have been renewed in the meantime, also at any time thereafter, provided, however, in the event Yeda desires to terminate the Agreement after such ***** period, Yeda shall give the Corporation written notice at least ***** days in advance of the desired date of termination.

(F)
Nothing in this Clause 13(b)(i) above shall be deemed to justify failure to make any payment due and payable to Yeda under any of the provisions of this Agreement other than under this Clause 13(b)(i) above or to derogate from Yeda's rights with respect to such failure pursuant to Clause 13(b)(ii) below or otherwise."

***** Confidential material redacted and filed separately with the Commission.

2.	The following provision shall be added as Clause 13(b)(vii) to the Agreement:

"For the removal of doubt, the parties record that the effective commencement date of the Licence shall be deemed to be April 7, 1993 and the years of the Licence term shall be determined accordingly."

3.	Amendment No. 1 is hereby amended as shown in the restated version thereof attached hereto as Appendix A.

4.	Yeda acknowledges that the Corporation has made the payments and provided the guarantee referred to in Paragraphs 3.2 and 3.3 of Amendment No. 1.

5.	The Agreement (including Amendment No. 1) continues in full force as amended above.

Please confirm your agreement to the amendments provided hereinbefore, whereupon they shall become effective.

Yours sincerely,

Martin Backer, Ph.D.
President and CEO
XTL Biopharmaceuticals Ltd.

Agreed
YEDA RESEARCH AND DEVELOPMENT CO. LTD.

***** Confidential material redacted and filed separately with the Commission.

Appendix A

XTL BIOPHARMACEUTICALS LTD.

Restated version effective as of January 25, 1998, (replacing original version dated August 31, 1995 of Amendment No. 1 to Research and
Licence Agreement between Yeda Research and Development Co Ltd and XTL Biopharmaceuticals Ltd (previously Xenograft Technologies Ltd))

To:	Yeda Research and Development Company Ltd.
PO Box 95
Rehovot 76100

Dear Sirs,

Re: Amendment of Research and License Agreement

This letter, when counter-signed by an authorized representative of Yeda Research and Development Ltd. (“Yeda”) will constitute an agreement between Yeda and XTL Biopharmaceuticals Ltd. (formerly named Xenograft Technologies Ltd.-“XTL”) to extend the period of research under the Research and License Agreement entered into by Yeda and XTL on April 7, 1993 (the “R&L Agreement”) and otherwise to amend the R&L Agreement, as hereinafter provided (unless otherwise herein defined, all capitalized terms appearing herein having the meanings ascribed to them in the R&L Agreement):

1. General

1.1.
XTL has advised Yeda that XTL contemplates promoting certain of its major activities by allowing third parties to develop and manufacture products using the results, including the products, obtained by XTL as a result, inter alia, of the exercise by it of the License granted by Yeda to XTL under the R&L Agreement and, subject to compliance with the provisions of the R&L Agreement (as herein amended), including those governing the grant of sublicences, Yeda has no objection thereto.

1.2.	XTL wishes to modify and diversify the rates of royalties due to Yeda under the R&L Agreement as hereinafter provided and Yeda agrees thereto.

2. Royalties

2.1.	Royalty Rates

Instead of the royalties payable as specified in Clause 7(d)(ii) of the R&L Agreement, the royalties payable to Yeda by XTL in consideration of the Licence granted under the R&L Agreement, shall be as follows:

2.1.1.
***** percent) of Net Sales (as hereinafter defined) from sales by XTL of pharmaceutical products developed and/or made under and/or using the Licensed Patents and/or the Licensed Technology. “Net Sales” as used herein shall have the meaning ascribed to the term in the R&L Agreement, references therein to “the Products” being read as references to the pharmaceutical products referred to hereinbefore.

***** Confidential material redacted and filed separately with the Commission.

2.1.2.
***** percent) of all amounts received by XTL from third parties (except the amounts governed by Section 2.1.4 below) under or pursuant to agreements allowing such third parties the use of results, including products, developed and/or made by XTL under and/or using the Licensed Patents and/or the Licensed Technology (including, without limitation, results obtained by XTL’s use of *****), provided that if XTL shall be obliged to pay a royalty of more than ***** per cent) on any such amounts to a third party pursuant to a bona fide arms-length agreement with such third party (“a third party royalty”), then the rate of royalty payable to Yeda pursuant to this Section 2.1.2 on amounts subject to a third party royalty shall be reduced by the percentage - up to a maximum of ***** per cent) - by which the third party royalty rate ***** cent), so that if, for example, the third party royalty rate is ***** per cent) the rate of royalty payable to Yeda pursuant to this Section 2.1.2 shall be ***** per cent), and if, as a further example, the third party royalty rate is ***** per cent), the rate of royalty payable to Yeda pursuant to this Section 2.1.2 shall be reduced by ***** (and not by *****) and shall be ***** per cent).

2.1.3.
***** percent) of all amounts received by XTL from a third party payable upon XTL reaching milestones specified in an agreement with such third party providing for performance of development activities by XTL for such third party under and/or using the Licensed Patents and/or the Licensed Technology.

2.1.4.
***** percent) of all amounts received by XTL under or pursuant to agreements with third parties allowing such third parties to use outside XTL’s premises chimeric mammals or other animal models (collectively, “Models”) made and/or developed by XTL under and/or using the Licensed Patents and/or the Licensed Technology or allowing such third parties to produce Models under and/or using the Licensed Patents and/or the Licensed Technology.

2.1.5.
***** percent) of all amounts received by XTL as a result of any activities under and/or using the Licensed Patents and/or the Licensed Technology (including the grant of sublicences to third parties to carry out activities under and/or using the Licensed Patents and/or the Licensed Technology), other than those specified in Sections 2.1.1, 2.1.2, 2.1.3 or 2.1.4 above. Where the amounts received by XTL are the result of activities not involving the grant of sublicences to third parties (“Direct Activities”) and are amounts received in a transaction other than at arms length, the royalty due to Yeda shall be calculated on the amount that would have been received by XTL in a transaction at arms length.

2.1.6.
For the avoidance of doubt, it is expressly stated that royalties shall not be due pursuant to Sections 2.1.2. 2.1.4 or 2.1.5 above on funds received by XTL which are paid by a third party in order to cover, and are actually applied by XTL in covering, the cost of research and development by XTL for such third party of products generating any of the amounts in respect of which royalties are payable pursuant to Sections 2.1.2, 2.1.4 or 2.1.5 above.

2.1.7.
For the avoidance of doubt, it is expressly stated, that nothing in this Section 2.1 above or elsewhere in this letter shall be deemed to derogate from the provisions of Clause 7(c) of the R&L Agreement governing the grant of sublicences.

***** Confidential material redacted and filed separately with the Commission.

2.2.	Payment of Royalties

The provisions of Clause 7(d)(iii) of the R&L Agreement shall apply, mutatis mutandis, to the royalties payable to Yeda pursuant to Section 2.1 above, references to “Net Sales” in the said Clause 7(d)(iii) being deemed references to “Net Sales” as defined in Section 2.1.1 above for the purpose of that Section and to amounts received by XTL from Direct Activities (as defined in Section 2.1.5 above) and references to “Sublicensing Receipts” in Clause 7(d)(iii) being deemed references to amounts subject to royalty payment to Yeda pursuant to Sections 2.1.2, 2.1.3, 2.1.4 or 2.1.5 above (not being amounts resulting from Direct Activities (as defined in Section 2.1.5 above)).

2.3.	For the avoidance of doubt, it is expressly stated that payment of royalties under the R&L Agreement shall continue as follows:

2.3.1.	Payment of royalties pursuant to Section 2.1.1 shall continue with respect to sales of any pharmaceutical product as follows:

(aa)
if the product sold is made and/or sold in a country where a Licensed Patent or Patents issue including claims covering, in whole or in part, such product or the manufacture thereof-then, (i) until the date of expiry of the last of the Licensed Patents covering such product in such country to expire, or (ii) until termination of the ***** commencing on the date of the first commercial sale of such product in such country, whichever is the longer period;

(bb)	on sales of a product made and sold in any other country, until the date of expiry of a period of ***** years commencing on the date of the first commercial sale of such product in such country.

2.3.2.	Payment of royalties pursuant to Section 2.1.2 shall continue as follows:

(aa)
payment of royalties on amounts paid to XTL and attributable to activities of the paying third party under a Licensed Patent or Patents in a particular country shall continue (i) until the expiry of the last to expire of the said Licensed Patents, or (ii) until termination of the ***** period commencing on the first date on which XTL receives an amount relating to activities in such country on which a royalty is due to Yeda pursuant to Section 2.1.2, whichever is the longer period;

(bb)
payment of royalties on amounts paid to XTL and attributable to activities of the paying third party in a particular country in which there is no Licensed Patent shall continue until termination of the ***** commencing on the first date on which XTL receives an amount relating to activities in such country on which a royalty is due to Yeda pursuant to Section 2.1.2;

(cc)	payment of royalties on amounts paid to XTL and not attributable to the paying third party’s activities in any particular country, shall continue until *****, whichever is the longer period.

***** Confidential material redacted and filed separately with the Commission.

2.3.3.	Payment of royalties pursuant to Section 2.1.3 shall continue as follows:

(aa)
payment of royalties on amounts paid to XTL and attributable to activities of XTL or of the paying third party under a Licensed Patent or Patents in a particular country shall continue *****, whichever is the longer period,

(bb)
payment of royalties on amounts paid to XTL and attributable to activities of XTL or the paying third party in a particular country in which there is no Licensed Patent shall continue until termination of the ***** commencing on the date on which XTL first receives an amount relating to activities in such country on which a royalty is due to Yeda pursuant to Section 2.1.3;

(cc)	payment of royalties on amounts paid to XTL and not attributable to XTL’s or the third party’s activities in any particular country shall continue until *****, whichever is the longer period.

2.3.4.	Payment of royalties pursuant to Section 2.1.4 shall continue as follows:

(aa)
payment of royalties on amounts paid to XTL and attributable to activities of the paying third party under a Licensed Patent or Patents in a particular country shall continue *****, whichever is the longer period;

(bb)
payment of royalties on amounts paid to XTL and attributable to activities of the paying third party in a country in which there is no Licensed Patent shall continue until termination of the ***** commencing on the date on which XTL first receives an amount relating to activities in such country on which a royalty is due to Yeda pursuant to Section 2.1.4;

(cc)	payment of royalties on amounts paid to XTL and not attributable to the third party’s activities in any particular country shall continue, until *****, whichever is the longer period.

2.3.5.	Payment of royalties pursuant to Section 2.1.5 shall continue as follows:

(A)	Where the royalties are on amounts received by XTL on any Direct Activity, the duty to pay royalties shall continue:

(aa)	if the activity or any part thereof is carried out in any country under a Licensed Patent or Patents-then, *****, whichever is the longer period;

(bb)  if the activity is carried out in any other country, until the date of expiry of a period of ***** commencing on the first date on which XTL receives an amount as a result of that activity in that country;

(B)	Where the royalties are due on amounts received by XTL on activities not being a Direct Activity, the duty to pay royalties shall continue as follows:

(aa)
payment of royalties on amounts paid to XTL and attributable to activities of the paying third party under a Licensed Patent or Patents in a particular country shall continue *****, whichever is the longer period;

***** Confidential material redacted and filed separately with the Commission.
(bb)
payment of royalties on amounts paid to XTL and attributable to activities of the paying third party in a particular country in which there is no licensed Patent shall continue until termination of the ***** commencing on the first date on which XTL receives an amount relating to activities in such country on which a royalty is due to Yeda pursuant to Section 2.1.5;

(cc)	payment of royalties on amounts paid to XTL and not attributable to the third party’s activities in any particular country shall continue, *****, whichever is the longer period.

2.4.
The License granted under the R&L Agreement shall remain in force (if not previously terminated according to the provisions of the R&L Agreement (as amended hereby)) for the purpose of each of the activities specified in Sections 2.1.1, 2.1.2, 2.1.3, 2.1.4 and 2.1.5, as long as there is a duty to pay royalties in respect of such activity, as provided in Section 2.3 above. Clause 7(b)(ii) of the R&L Agreement is replaced by the provisions of this Section 2.4 above.

3.	Payments for Sponsored R&D

3.1.
Subject to the amendments contained herein, the period of research which XTL is obliged to fund under the R&L Agreement is hereby extended by 1 (one) year and shall continue until August 31, 1996 (the “Extension Period”).

3.2.
XTL shall pay Yeda an aggregate amount in New Israel Sheqels equal (at the representative rate of exchange in force on the date of payment) to ***** (plus VAT against VAT invoice) in consideration of Yeda’s undertaking to procure the performance (under the supervision of Prof. Reisner) of research in the Extension Period in accordance with the Research Plan and the Budget attached hereto as Appendices “A” and “B”, respectively, as follows:

3.2.1.	an amount in New Israel Sheqels equal (at the representative rate of exchange in force on the date of payment) to US ***** (plus VAT against VAT invoice) on March 31, 1996;

3.2.2.	an amount in New Israel Sheqels equal to US ***** (plus VAT against VAT invoice) on each of May 15, 1996 and July 31, 1996.

3.3.
Simultaneously with counter-signature hereof by Yeda, XTL shall provide Yeda with a bank guarantee from an Israeli bank, in form acceptable to Yeda, in order to secure XTL’s obligations under Sections 3.2.1 and 32.2 above. 50% of the bank charges and commissions actually paid by XTL to the issuing bank in respect of the bank guarantee shall be reimbursed by Yeda to XTL, against proof of the amount paid by XTL, forthwith upon receipt by Yeda of the amount payable by XTL pursuant to Section 3.2.1 above.

***** Confidential material redacted and filed separately with the Commission.

4. Entire Agreement

Except as set forth in this letter, all the terms of the R&L Agreement shall remain unchanged. The R&L Agreement, as amended hereunder, sets forth the entire understanding between Yeda and XTL regarding the R&L Agreement (except as supplemented by written instrument of even or subsequent date), and supersedes any other prior agreement or understanding, oral or written.

Please indicate your acceptance of the terms of this letter by affixing your signature below.

Very truly yours,
Martin Backer, Ph.D.
President and CEO
XTL Biopharmaceuticals Ltd.

Agreed and Accepted:
YEDA RESEARCH AND DEVELOPMENT COMPANY LTD.
SHLOMO HAREL                                            PROF. DAVID MIRELMAN
President                                                            Chairman of the Board of Directors